UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 12, 2009

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)	Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

First United Corporation (the “Corporation”), a financial holding company and the parent company of First United Bank & Trust, announces that it was notified on January 12, 2009 by the U. S. Department of Treasury (the “Treasury”) that it has received preliminary approval to participate in the Treasury’s Capital Purchase Program (the “CPP”), which was created as part of the Emergency Economic Stabilization Act of 2008.

The CPP is designed to encourage U.S. financial institutions to build capital to increase the flow of financing to U.S. businesses and consumers and support the U.S. economy.  Participation in the program is strongly encouraged by the Federal Deposit Insurance Corporation (FDIC).   Under the CPP, the Treasury would purchase up to $30 million of senior preferred stock from the Corporation and would receive a warrant to purchase up to $4.5 million of the Corporation’s common stock.  The preferred stock would have an annual dividend of 5% for the first five years and 9% thereafter.  The standardized terms of the CPP are available for review on the Treasury’s website.

The Corporation is pleased to support the Treasury’s efforts to strengthen the United States economy and to join the other strong and healthy banks that have chosen to participate in the CPP.  It is the Corporation’s intent to build capital to continue its strong lending franchise and look for opportunities for future growth.

At September 30, 2008, the Corporation’s capital ratios were strong and it was classified as “well-capitalized” under regulatory standards.  Based upon the Corporation’s capital position at September 30,  2008, a full infusion of capital from the CPP would have resulted in a Tier 1 capital ratio of  approximately 13.70% and a total risk-based capital ratio of approximately 15.10%.

This report on Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements do not represent historical facts, but rather statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives.  These statements are evidenced by terms such as “anticipate”, “estimate”, “should”, “expect”, “believe”, “would”, “intend”, and similar expressions.  Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true.  These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.  These risks and uncertainties include, but are not limited to, changes in general economic, market, or business conditions; changes in the quality or composition of the investment portfolio; changes in laws or regulations or policies of federal and state regulators and agencies; and other circumstances beyond the control of the Corporation.  Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on the Corporation’s business or operations.  For a discussion of the risks and uncertainties to which the Corporation is subject, see the section of the periodic reports that the Corporation files with the Securities and Exchange Commission entitled “Risk Factors”.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: January 13, 2009	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver, ExecutiveVice President and Chief Financial Officer